UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 15, 2025
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Constitution Avenue, Philadelphia, Pennsylvania 19112
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, on November 18, 2025, Axalta Coating Systems Ltd., an exempted company incorporated under the laws of Bermuda (“Axalta” or the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with Akzo Nobel N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“AkzoNobel”). The Merger Agreement provides for, among other things, the combination of Axalta and AkzoNobel in an all-stock merger of equals upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”).

On December 15, 2025, in connection with the Merger, the Compensation Committee of the Board of Directors of the Company approved cash retention bonuses for certain employees of the Company, including for the following named executive officers, in the amounts set forth after each executive's name and title: Carl D. Anderson II, Senior Vice President and Chief Financial Officer ($1,360,009); Hadi H. Awada, President, Global Mobility Coatings ($1,040,130); and Troy D. Weaver, President, Global Refinish ($1,084,837).

The retention bonuses were each granted pursuant to a retention bonus letter agreement (each, a “Retention Agreement”) and will vest and be payable in full on the date that is six months following the closing of the Merger (the “Closing Date”), subject to the applicable executive’s continued employment through such date. In the event the applicable executive’s employment is (A) terminated without cause or due to death or disability prior to the Closing Date, the executive (or such executive’s heirs, as applicable) will be eligible to receive, contingent on the closing of the Merger, a prorated retention bonus in the case of a termination without cause or the full retention bonus in the case of termination due to death or disability, in each case, as of the Closing Date or (B) terminated without cause, for good reason or due to death or disability on or following the Closing Date, the executive (or such executive’s heirs, as applicable) will be eligible to receive the full retention bonus as of such termination. Payment of the retention bonus will be subject to the executive’s continued compliance with applicable restrictive covenants and, if such payment is in connection with a termination of employment without cause, for good reason or due to disability, timely execution and non-revocation of a general release of claims.

The foregoing description of the Retention Agreements is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Retention Agreements, a form of which is attached as Exhibit 10.1 to this report and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits

Exhibit No.	Description

10.1	Form of Retention Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	December 19, 2025	By:	/s/ Alex Tablin-Wolf
Alex Tablin-Wolf
Senior Vice President, General Counsel & Corporate Secretary